Exhibit 4.13
                                  ------------

                          AMERICAN FIRE RETARDANT CORP.
                             (A Nevada Corporation)

                      NON-QUALIFIED STOCK OPTION AGREEMENT
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     This  Agreement,  effective  as of April 30,  2001 (the "Grant  Date"),  is between American Fire Retardant Corp., a Nevada corporation ("the Company"), and Bridgestream Partners, LLC., a consultant and service provider to the Company, who, for the purposes of this Agreement only shall be referred to as "Optionee". This Agreement is made pursuant to the terms and conditions of the 2001 Stock Option Plan, as amended ("the Plan"), a copy of which shall be provided to the Optionee with the delivery of this Agreement.

     1. Grant of Option. The Company grants to Optionee an option to purchase

Forty-Five Thousand (45,000) shares of the Common Stock of the Company, $0.001 par value, (the "Shares"), on the terms and conditions set forth in the Plan and in this Agreement.

     2. Purchase Price. The Purchase Price of the Shares to be purchased pursuant to this option shall be the consulting and related services rendered to the Company pursuant to the Optionee's Consulting Agreement executed on or about April 30, 2001, the consideration for which is no less than eighty-five percent (85%) of the fair market value of the Shares on the date of grant.

     3. Vesting. Optionee's right to exercise the option granted in this Agreement shall vest and become exercisable according to the following vesting schedule:

          Vesting Date             Options Vested    Percent of Options
          ----------------------------------------------------------------------
          May 30, 2001             15,000  shares          33%
          June 30, 2001            15,000  shares          33%
          July 30, 2001            15,000  shares          34%

     Notwithstanding the preceding sentence, the option shall immediately become exercisable in full in the event that (i) the shareholders of the Company approve a dissolution or liquidation of the Company or a sale of all or substantially all of the Company's assets to another entity; (ii) a tender within the meaning of Section 14 of the Securities Exchange Act of 1934, as amended, is made for five percent (5%) or more of the Company's outstanding capital stock by any person other than the Company or an affiliate; or (iii) the Company effects an underwritten public offering of its securities pursuant to a registration statement filed under the Securities Act of 1933. This option shall be subject to termination before its date of expiration as provided in Section 7.2.

     4. The Plan. This option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

     5. No Transfer or Assignment of Option. Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.

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     6. Method of Exercise.

     6.1 Notice. Optionee may exercise this option by giving written notice to the Company pursuant to Section 10.9 by delivery of an Exercise Notice in the form attached hereto as Exhibit A (the "Exercise Notice"), which shall specify the election to exercise this option and the number of Shares for which it is being exercised; provided, however, that no exercise for fractional Shares shall be permitted, and Optionee may not exercise options to acquire more than two hundred fifty thousand (250,000) Shares during any calendar year. The notice shall be signed by Optionee.

     6.2 Forms of Payment Authorized. Except with respect to consulting and related services provided and to be provided to the Company by Optionee pursuant to the Consulting Agreement entered into by the Optionee and the Company, the receipt and sufficiency of which is hereby acknowledged by the Company at the date hereof, Optionee shall deliver to the Company, at the time of giving the notice one of the following:

          (a) Cash. Payment in Cash, by check or via wire transfer in U.S. Dollars in the full amount of the Purchase Price; or

          (b) Delivery of Company Shares Already Owned. Optionee may also pay the Purchase Price by delivering and surrendering to the Company Shares which:

               (i)  have been owned by Optionee for at least six (6) months; and

               (ii) have an aggregate fair market value on the date of surrender equal to the Purchase Price.

               (iii)If the  number  of  shares  evidenced  by  the  certificates delivered exceeds the number required, the Company will deliver the balance of any excessive whole shares back to the Optionee and shall reimburse the differential of any fractional shares through a payment to the Optionee by check.

          (c) Fair Market Value.

               (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current fair market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Option, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market, and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Option; or

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               (iii)If the  Common  Stock  is  not so  listed,  or  admitted  to unlisted trading privileges, and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be prescribed by the Board of Directors of the Corporation.

     6.3 Issuance of Shares. After receiving a proper notice of exercise, the Company shall issue a certificate or certificates for the Shares to Optionee, registered in Optionee's name (or in Optionee's name and the name of Optionee's spouse as community property or as joint tenants with a right of survivorship).

     7. Term and Expiration.

     7.1 Term. This option, if it has not expired earlier under the provisions of Section 7.2, shall expire in all events on the seventh (7th) anniversary of the effective date of this Agreement.

     7.2 Termination of Option. The option granted under this Agreement, to the extent that it has not been exercised, shall terminate at the following times:
In the event of Optionee's death, the option shall terminate six (6) months after the date of death. If Optionee's affiliation with the Company ends because Optionee becomes disabled, the option shall terminate six (6) months after the date on which Optionee's affiliation ends. If Optionee voluntarily resigns from their position, the option shall terminate one (1) month after the date of resignation. If Optionee's affiliation with the Company is terminated by the Company for reasons other than cause, the option shall terminate one (1) month after the date of said termination. If Optionee's affiliation with the Company is terminated by the Company for cause, the option shall terminate one (1) month after the date of said termination. If the Optionee is receiving the option due to their affiliation with a subsidiary of the Company, which ceases to be a subsidiary of the Company for any reason, the option shall terminate one (1) month after the date on which the subsidiary ceases to be a subsidiary of the Company.

     8. Legality of Initial Issuance.

     8.1 Compliance with Securities Laws. No Shares shall be issued upon the exercise of this option unless and until the Company has determined that all applicable provisions of state and federal securities laws have been satisfied.

     8.2 Optionee's Representations. In the event that the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form satisfactory to the Company.

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     9. Capital Adjustments.

     9.1 The Company's Freedom to Act. The existence of this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Company, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.

     9.2 Adjustment of Optioned Shares. The Shares with respect to which this option is granted are Shares of the Company as presently constituted, but if and whenever, prior to the delivery by the Company of all of the Shares with respect to which these options are granted, the Company shall effect a subdivision or consolidation of the Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of the Shares outstanding without receiving compensation therefore in money, services, or property, the number of the Shares then remaining subject to option hereunder shall (i) in the event of an increase in the number of outstanding Shares, be proportionately increased, and the cash consideration payable per Share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding Shares, be proportionately reduced, and the cash consideration payable per Share shall be proportionately increased.

     10. Miscellaneous Provisions.

     10.1 Withholding Taxes. In the event that the Company determines that it is required to withhold federal, state, or local tax as a result of the exercise of this option, Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

     10.2 No Rights as a Shareholder. Optionee shall have no rights as a shareholder with respect to any Shares subject to this option until the Shares have been issued in the name of Optionee.

     10.3 No Employment Rights. Nothing in this Agreement shall be construed as giving Optionee the right to be retained as a consultant or service provider of the Company or be construed as any offer of employment or any right thereto.

     10.4 Tax Election. Under Section 83 of the Internal Revenue Code of 1986 (the "Code"), as a general rule the excess, if any, of the fair market value of the Shares on the date the risk of forfeiture lapses ("Vesting"), over the amount paid for the Shares, is taxed as ordinary income to the optionee. Optionee acknowledges that to the extent the Shares have not Vested, Optionee may elect to be taxed at the time the Shares are purchased rather than when the Shares Vest by filing with the Internal Revenue Service an election under
Section 83(b) of the Code within thirty (30) days of the date of purchase of the

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Shares.  Assuming  the  option  price is equal to the fair  market  value of the
Shares at the time of purchase, if the Shares have not Vested, the election may be desirable in order to avoid potential future adverse tax consequences. Optionee acknowledges that Optionee's failure to make this filing in a timely manner may result in Optionee's recognition of ordinary income as the Shares become Vested, in an amount equal to the excess of the fair market value of the Shares on the date of Vesting over the option price. OPTIONEE ACKNOWLEDGES THAT IT IS THEIR SOLE AND EXCLUSIVE RESPONSIBILITY TO FILE IN A TIMELY MANNER ANY ELECTION UNDER SECTION 83(b), AND THAT THE COMPANY SHALL BEAR NO RESPONSIBILITY WHATSOEVER FOR THAT FILING. Optionee shall promptly deliver to the Company a copy of any tax election relating to the treatment of the Shares under the Code.

     10.5 Further Assurances. Each party to this Agreement agrees to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Agreement.

     10.6 Attorneys' Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

     10.7 Confidentiality. Optionee agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of Shares for which options have been granted, are confidential. Optionee agrees that Optionee will not disclose these terms and conditions to any third party, except to Optionee's financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

     10.8 Governing Law. The Agreement, and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of California.

     10.9 Notices. Any notice or other communication under this Agreement must be in writing, and shall be effective upon delivery by hand; upon facsimile transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Optionee at the corresponding address below. Each party shall be obligated to notify the other in writing of any change in that party's address. Notice of change of address shall be effective only when done in accordance with this Section.

     10.10 Entire Agreement. This Agreement and the Plan, together with those documents that are referenced in the Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Optionee and the Company regarding the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

     10.11 Amendments. This Agreement may not be amended or modified except in a writing signed by both parties.

     10.12 Successors and Assigns. Optionee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, except as expressly permitted by this Agreement. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void. Subject to the limitations set forth in this Agreement, the Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company and any successors and permitted assigns of Optionee, including any of his executors, administrators, or other legal representatives. It shall not benefit any person or entity other than those specifically enumerated in this Agreement.

     10.13 Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

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     10.14  Interpretation.  This  Agreement  shall  be  construed  as a  whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only, and should be ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to Sections are to the Sections of this Agreement.

     10.15 Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.

     The parties have duly executed this Agreement effective as of the date first written above.



                         AMERICAN FIRE RETARDANT CORP.
                             (A Nevada Corporation)


                        ---------------------------------
                              By: Stephen F. Owens
                                 Its: President



                                    OPTIONEE
                           Bridgestream Partners, LLC.
                               1370 Emerald Street
                           San Diego, California 92109




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                                    EXHIBIT A


              AMERICAN FIRE RETARDANT CORP. 2001 STOCK OPTION PLAN

                         NOTICE OF STOCK OPTION EXERCISE

OPTIONEE INFORMATION:

Name: ___________________________   Social Security No. ________- ____- _______

Address: _______________________________________________________________________

OPTION INFORMATION:

Date of Grant: _______________________    Type of Option:     Incentive (ISO) or
                                                              Nonqualified
Exercise Price per share: $____________________

Total number of shares of the Common stock of American Fire Retardant Corp. (the "Company") covered by option: ________ shares

EXERCISE INFORMATION:

The undersigned, Optionee, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase hereunder
_______________________ shares of Common Stock of the Company, and:

__ herewith tenders payment of $__________________ in full payment of the exercise price for such shares, or

__ herewith tenders and delivers __________________ shares of the Common Stock of the Corporation, pursuant to Section 6.2(b), which have been owned by the Holder for at least six (6) months and have an aggregate fair market value on the date of surrender equal to the aggregate Exercise Price of $__________________; or

and requests that the certificate for such shares purchased hereunder be issued [you must check one]:

__   in my name only

__   In the names of my spouse and myself as community property

__ In the names of my spouse and myself as joint tenants with the right of survivorship


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Optionee's Name                              My spouse's name (if applicable)

----------------------------------------
Address

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City, State and Zip


Dated: _____________________________         ___________________________________
                                             Signature of Optionee